AMENDMENT AND EXCHANGE AGREEMENT

         AMENDMENT AND EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of December 27, 2006, by and among Ascendia Brands, Inc. (f/k/a Cenuco, Inc.), a Delaware corporation, with headquarters located at 100 American Metro Boulevard, Suite 108, Hamilton, NJ 08619 (the "COMPANY"), Prencen Lending LLC, a Delaware limited liability company (the "DEBT INVESTOR") and Prencen LLC, a Delaware limited liability company (the "EQUITY INVESTOR", and collectively with the Debt Investor, the "INVESTORS"). Capitalized terms not defined herein shall have the meaning as set forth in the Amended Securities Purchase Agreement (as defined below).

         WHEREAS:

         A. The Company and the Investors have entered into (i) that certain Second Amended and Restated Securities Purchase Agreement, dated as of June 30, 2006 (as amended prior to the date hereof, the "EXISTING SECURITIES PURCHASE AGREEMENT") and (ii) that certain Amended and Restated Registration Rights Agreement, dated as of August 2, 2006 (as amended prior to the date hereof, the "EXISTING REGISTRATION RIGHTS AGREEMENT").

         B. Pursuant to that certain stock purchase agreement, dated as of June 30, 2006 (the "STOCK PURCHASE AGREEMENT") between Steven Bettinger and Jodi Bettinger and the Equity Investor, the Equity Investor acquired Three Million, Three Hundred and Twenty Two Thousand, Four Hundred and Eighty Two (3,322,482) shares of common stock, par value $0.001 (the "COMMON STOCK") of the Company.

         C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred shares (the "CERTIFICATE OF DESIGNATIONS") in the form attached hereto as EXHIBIT A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "PREFERRED STOCK"), which Preferred Stock shall be convertible into shares of Common Stock (as converted, the "PREFERRED CONVERSION SHARES") in accordance with the terms of the Certificate of Designations.

         D. The Company and the Investors desire to enter into this Agreement, pursuant to which, among other things, (i) the Equity Investor shall exchange two million (2,000,000) shares of Common Stock (the "COMMON SHARES") for 300 shares of Preferred Stock (the "PREFERRED SHARES") and (ii) the Investors shall waive their right to receive all Registration Delay Payments (as defined in the Existing Registration Rights Agreement) accrued and unpaid as of the Closing Date (as defined below) (the "OUTSTANDING REGISTRATION DELAY PAYMENTS").

         E. The exchange of the Common Shares for the Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

         F. In connection herewith, the Company and the Investors anticipate entering into that certain Amendment Agreement in the form attached hereto as EXHIBIT G (the "NOTE AMENDMENT AGREEMENT"), whereby the Senior Secured Convertible Note of the Company issued to the Debt Investor shall be amended and restated in the form of the Amended and Restated Senior Secured Convertible Note attached thereto (the "AMENDED NOTE").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

         1.  EXCHANGE AND ISSUANCE OF PREFERRED SHARES.

             (a) EXCHANGE AND ISSUANCE OF PREFERRED SHARES. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below,
(i) the Equity Investor shall surrender to the Company at the closing contemplated by this Agreement (the "CLOSING") the Common Shares of the Equity Investor and (ii) the Company shall issue and deliver to the Equity Investor the Preferred Shares.

             (b) CLOSING DATE. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Investors). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

         2.  AMENDMENTS; WAIVER; CONSENT.

             (a)   EXISTING   SECURITIES   PURCHASE   AGREEMENT.  The   Existing
Securities Purchase Agreement (as amended hereby, the "AMENDED SECURITIES PURCHASE AGREEMENT") shall be amended as of the Closing as follows:

                   (i) All references to "Bettinger Shares" shall mean, and are hereby replaced with, the "Bettinger Shares held by the Investors immediately following the Common Exchange Date (as defined below) and the Preferred Conversion Shares (as defined in that certain Amendment and Exchange Agreement, dated as of December 27, 2006, by and between the Company and the Buyers (the "Common Exchange Agreement")";

                   (ii) The defined term "Common Exchange Date" shall mean the Closing Date (as defined in the Common Exchange Agreement).

                   (iii) All references to "Conversion Shares" shall mean, and are hereby replaced with, the "Conversion Shares and the Preferred Conversion Shares";

                   (iv) All references to "Notes" shall mean, and are hereby replaced with, the "Notes and Preferred Shares (as defined in the Common Exchange Agreement)";

                   (v) All references to "Registration Rights Agreement" shall mean, the Amended Registration Rights Agreement.


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


                   (vi)   The  defined   term  "Securities"  is  hereby  amended
         to include "the Preferred Shares and the Preferred Conversion Shares";

                   (vii) All references to "Securities Purchase Agreement" shall mean, the Amended Securities Purchase Agreement.

                   (viii) The defined term "Transaction Documents" is hereby amended to include this Agreement and the Certificate of Designations.

                   (ix)  Section  4(t)  of the  Existing   Securities   Purchase
         Agreement is hereby amended and restated as follows:

             (t) NOMINATION OF PRENTICE DIRECTOR. For so long as Prentice or any of its affiliates owns (x) at least $5,000,000 in aggregate principal amount of the Notes outstanding, (y) at least $5,000,000 of stated value of any preferred stock of the Company issued by the Company in exchange for the Note,s or
             (z) at least 25% of the Series A Warrants purchased by Prentice or its affiliates, as applicable, and subject to limitations, if any, imposed by stock exchange rules in effect from time to time, the Company agrees to cause one (1) person designated by Prentice to be nominated for election at every meeting of the stockholders of the Company called with respect to the election of members of the board of directors of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders or the board of directors with respect to the election of members of the board of directors of the Company so that at any time there shall be one (1) director designated by Prentice in the board of directors of the Company. Should a person designated pursuant to this Section 4(t) be unwilling or unable to serve, or otherwise cease to serve, the Company shall cause one (1) person designated by Prentice to replace such member on the board of directors. If Prentice desires to remove any person designated by Prentice pursuant to this
             Section 4(t), the Company shall cooperate with and shall support such removal and any vacancy shall be filled in accordance with the preceding sentence.

             (b) EXISTING REGISTRATION RIGHTS AGREEMENT. The Existing Registration Rights Agreement shall be amended and restated as of the Closing in the form attached hereto as EXHIBIT B (as amended, the "AMENDED REGISTRATION RIGHTS AGREEMENT").

             (c)   RATIFICATIONS.   Except   as  otherwise  expressly   provided
herein, (i) the Amended Securities Purchase Agreement, Amended Registration Rights Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Transaction Documents to the "Securities Purchase Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, and (B) all references in the other Transaction Documents to the "Registration Rights Agreement",

"thereto", "thereof", "thereunder" or words of like import referring to the Registration Rights Agreement shall mean the Existing Registration Rights Agreement as amended by this Agreement, and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Debt Investor or the Equity Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

             (d) WAIVER. Effective as of the Closing Date, the Investors hereby waive the right to receive the Outstanding Registration Delay Payments; provided, however, that such waiver shall only apply to the Outstanding
Registration Delay Payments and shall not apply to any Registration Delay Payments incurred after the Closing Date.

             (e) CONSENT. The Debt Investor hereby consents to (i) the amendments set forth in this Agreement and (ii) the consummation of the transactions contemplated hereby, in each case, as required by the terms of the Note (as defined in the Amended Securities Purchase Agreement).

         3.  REPRESENTATIONS AND WARRANTIES

             (a) INVESTOR REPRESENTATIONS. Each Investor hereby represents and warrants to the Company as set forth in SECTION 2 of the Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

             (b) COMPANY REPRESENTATIONS. The Company represents and warrants to each Investor as set forth in SECTION 3 of the Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except as set forth on the Schedules of the Company attached hereto and except for such representations and warranties that are not true and correct as of the date hereof solely by virtue of the Stockholder Approval (as defined in the Note Amendment Agreement) not being obtained as of the Closing Date and the amendments to the certificate of incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 7(b)(ii) of the Note Amendment Agreement as of the Closing Date.

             (c) HOLDING PERIOD. For the purposes of Rule 144, the Company acknowledges that the holding period of the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares may be tacked onto the holding period of the Common Shares being exchanged in connection herewith and, so long as the Company receives a legal opinion in a generally acceptable form in connection with a resale of the shares of Common Stock issuable upon conversion of the Preferred Shares in reliance upon Rule 144, the Company agrees not to take a position contrary to this Section 3(c).

         4.  FEES AND EXPENSES

             (a) At the Closing, the Company shall reimburse the Investors for their reasonable legal fees and expenses in connection with the preparation and negotiation of this Agreement and the related documents by paying such amount to Schulte Roth & Zabel LLP (the

"INVESTOR COUNSEL EXPENSE"). Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other non-income taxes and duties levied in connection with the issuance (but not the exercise or conversion) of the Preferred Shares.

         5.  CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

         The obligations of the Company to each Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing such Investor with prior written notice thereof:

             (a)   Each  Investor  shall   have  executed  this   Agreement  and
delivered the same to the Company.

             (b) The Equity Investor shall have delivered to the Company its Common Shares for cancellation or such other documentation reasonably satisfactory to the Company that such Equity Investor's Common Shares have been lost or destroyed.

             (c)   The  representations  and  warranties  of  the  Investors  in
SECTION 3(A) hereof shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date). The Company shall have received a certificate of the Investors, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Company in the form attached hereto as EXHIBIT F-1.

         6.  CONDITIONS TO THE INVESTORS' OBLIGATIONS HEREUNDER.

         The obligations of each Investor hereunder is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

             (a) The Company shall have executed this Agreement and delivered the same to such Investor.

             (b) Such Investor shall have received the opinion of Kramer Levin Naftalis & Frankel LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of EXHIBIT C attached hereto.

             (c)   The   Company  shall  have  executed  and  delivered  to  the
Equity Investor the Preferred Shares being issued to the Equity Investor at the Closing.

             (d) The Company shall have delivered to such Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions as adopted by the Company's board of directors in a form reasonably acceptable to the Investors, (y) the Certificate of Incorporation and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as EXHIBIT D.

             (e) The Company shall have delivered to such Investor a copy of the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

             (f) The Company shall have delivered to such Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

             (g) The Company shall have delivered to such Investor a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

             (h) The Certificate of Designations in the form attached as EXHIBIT A shall have been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

             (i)   The  representations  and   warranties  of  the   Company  in
SECTION 3(B) shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except (x) for representations and warranties that shall not be true and correct as of the date when made and/or as of the Closing Date as though made at that time, in each case solely by virtue of the Stockholder Approval not being obtained as of the date when made and/or as of the Closing Date and the amendments to the certificate of incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 7(b)(ii) of the Note Amendment Agreement as of the date when made and/or as of the Closing Date and (y) for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date (except for any breach of any such covenants or agreements solely by virtue of the Stockholder Approval not being obtained at or prior to the Closing Date and the amendments to the certificate of incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 7(b)(ii) of the Note Amendment Agreement at or prior to the Closing Date). Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form attached hereto as EXHIBIT F-2.

             (j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Preferred Shares and the Preferred Conversion Shares.

         7. MISCELLANEOUS.

             (a) DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. On or before 5:30 p.m., New York time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, the form of this Agreement and the form of the Certificate of Designations) as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the earlier to occur of (i) the fourth Business Day following the consummation of the Acquisition and (ii) sixty (60) calendar days after the Closing Date (the "DISCLOSURE DEADLINE"), no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or other public filings by the Company with the SEC prior to the Disclosure Deadline. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. The Company and the Investors shall work together to adopt procedures designed to ensure that material non-public information is not disclosed to the Investors without its consent. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (x) in substantial conformity with the 8-K Filing and contemporaneously therewith and (y) as is required by applicable law and regulations (provided that in the case of clause
(y) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise. Notwithstanding the foregoing, (I) in the event that the Equity Investor is deemed a director by deputization by virtue of the rights set forth in Section 4(t) of the Amended Securities Purchase Agreement, the restrictions set forth in this Section 7(a) shall not apply to the provision of information in the ordinary course to such director and the rights of the Equity Investor and its affiliates to disclose any material non-public information received by such director as set forth in this
Section 7(a) shall not apply and (II) in the event any Investor receives material non-public information it solicited from any employee, officer or director of the Company or any of its Subsidiaries the rights of such Investor and its affiliates to disclose any material non-public information received by such director as set forth in this Section 7(a) shall not apply.

             (b) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

             (c) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

             (d) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

             (e) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

             (f) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

             (g) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             (h) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

             (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes, Warrants and Certificate of Designations). Each Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Investor of any of the Securities, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

             (j) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                   If to the Company:

                          Ascendia Brands, Inc.
                          100 American Metro Boulevard
                          Suite 108
                          Hamilton, NJ 08619
                          Telephone:  (609) 219-0930
                          Facsimile:  (609) 219-1238
                          Attention:  General Counsel

                   With a copy (for informational purposes only) to:

                          Kramer Levin Naftalis & Frankel LLP
                          1177 Avenue of the Americas
                          New York, NY 10036
                          Telephone:  (212) 715-9100
                          Facsimile:  (212) 715-8000
                          Attention:  Thomas D. Balliett, Esq.

                   If to the Investors:

                          c/o Prentice Capital Management, LP
                          623 Fifth Avenue
                          32nd Floor
                          New York, NY  10022
                          Telephone:  (212)-756-8045
                          Facsimile:  (212) 756-1480
                          Attention:  Michael Weiss
                                      Mathew Hoffman

                   with a copy (for informational purposes only) to:

                          Schulte Roth & Zabel LLP
                          919 Third Avenue
                          New York, New York  10022
                          Telephone:  (212) 756-2000
                          Facsimile:  (212) 593-5955
                          Attention:  Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

             (k) REMEDIES. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.



                                    COMPANY:

                                    ASCENDIA BRANDS, INC.



                                    By: /s/ Joseph Falsetti
                                       --------------------------------
                                       Name:  Joseph Falsetti
                                       Title: Chief Executive Officer

         IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.



                                    INVESTORS:

                                    PRENCEN LLC



                                    By: /s/ Matthew Hoffman
                                       --------------------------------
                                       Name:  Matthew Hoffman
                                       Title: General Counsel of Prentice
                                              Capital Management, LP,
                                              its Manager


                                    PRENCEN LENDING LLC



                                    By: /s/ Matthew Hoffman
                                       --------------------------------
                                       Name:  Matthew Hoffman
                                       Title: General Counsel of Prentice
                                              Capital Management, LP,
                                              its Manager